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                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division Hutchinson Plant (the "Plan") of (a) our report dated January 22, 1996, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and (b) our report dated July 1, 1996, with respect to the financial statements and schedules of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1995, to be filed concurrently with this Registration Statement on Form S-8.



                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP


Cleveland, Ohio

October 9, 1996